Exhibit 23.1 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We hereby consent to the incorporation by reference in the Registration Statements on Form S- 8 (No. 333-240329, 333-123487 and 333-198443) of Prestige Consumer Healthcare Inc. of our report dated May 5, 2023 relating to the financial statements and financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10- K. /s/ PricewaterhouseCoopers LLP Stamford, Connecticut May 5, 2023